UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

Avita Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355		661.367.9170
(Address of principal executive offices, including Zip Code)		(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On July 9, 2020, Avita Therapeutics, Inc. (the “Company”), issued a press release announcing preliminary unaudited results for the fourth quarter and full year ended June 30, 2020 and certain other business updates (the “Business Update Press Release”). A copy of the press release is included as Exhibit 99.1 to this report.

The information under this Item 2.02 and in Exhibit 99.1 is preliminary, has not been audited and is subject to change upon completion of the Company’s closing procedures.

Item 8.01. Other Events.

On July 9, 2020, the Company issued the Business Update Press Release referenced in Item 2.02 above, which contained a Company update regarding various activities including the U.S. Biomedical Advanced Research and Development Authority procurement, future market opportunities of the vitiligo pivotal trial, outpatient market, status on two pivotal studies, publication releases, Japanese marketing partner, and other Company updates. A copy of the Business Update Press Release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Preliminary Unaudited Results for the Fourth Quarter and Full Year Ended June 30, 2020, Together with a Company Update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2020

AVITA THERAPEUTICS, INC.

By:	/s/ David McIntyre
Name:	David McIntyre
Title:	Chief Financial Officer